UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 24, 2005

WITNESS SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-29335	23-2518693
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

300 Colonial Center Parkway, Roswell, Georgia		30076
(Address of Principal Executive Offices)		(Zip Code)

770-754-1900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01:  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 24, 2005, our previously announced acquisition of Blue Pumpkin Software, Inc., a California corporation (“Blue Pumpkin”) was consummated.  Pursuant to the Merger Agreement and Plan of Reorganization, dated December 16, 2004, by and among Witness Systems, Inc., a Delaware corporation (“Witness”), Blue Pumpkin, Baron Acquisition Corporation (“Baron”), a California corporation and a wholly-owned subsidiary of Witness, and solely with respect to Article VIII and Article IX, Laurence R. Hootnick as shareholder agent and The U.S. Stock Transfer Corporation as Depository Agent (the “Agreement”), Baron merged with and into Blue Pumpkin, with Blue Pumpkin surviving the merger as a wholly-owned subsidiary of Witness (the “Merger”).  Pursuant to the Agreement, Witness paid an aggregate of $40 million in cash and issued an aggregate of 2.1 million shares of Witness common stock to the former shareholders and certain persons who were executives or employees of Blue Pumpkin at the time of the Merger.  Ten percent (10%) of the aggregate merger consideration will be held in escrow for one (1) year after the closing date of the Merger.  The escrow period may be extended in the event that there are pending claims that are brought against the escrow fund within such one (1) year period.  The escrow fund is available to compensate Witness, subject to certain limitations, for losses resulting from, among other things, breaches of representations, warranties or covenants in the Agreement and certain pending and potential claims and other matters specified in the Agreement.

The terms of the Agreement and the consideration paid by Witness pursuant to the Agreement were determined in arm’s length negotiations among the parties thereto.  Other than the transactions contemplated by the Agreement, there were no material relationships between or among Witness or any of its affiliates, officers or directors or any associate of any such officer or director, on the one hand, and Blue Pumpkin or any of its respective affiliates, officers or directors, on the other hand.

ITEM 3.02:  UNREGISTERED SALES OF EQUITY SECURITIES.

On January 24, 2005, in exchange for the consideration received by Witness pursuant to the Agreement, Witness issued 2,100,000 shares of our common stock to the former shareholders and certain executives of Blue Pumpkin pursuant to the Agreement, subject to completion of the procedures contemplated by the Agreement, including, return of properly completed letters of transmittal and submission of Blue Pumpkin share certificates for cancellation.  The shares were offered and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption provided by Section 4(2) of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.  Reference is made to Item 2.01 for additional information concerning the issuance of the shares.

ITEM 9.01:  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

The financial statements of Blue Pumpkin have not been included herein but are expected to be included in an amendment to this Current Report on Form 8-K to be filed not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X has not been included herein but is expected to be included in an amendment to this Current Report on Form 8-K to be filed not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(c)  Exhibits

2.1                                 Merger Agreement and Plan of Reorganization, dated December 16, 2004, by and among Witness Systems, Inc., Baron Acquisition Corporation, Blue Pumpkin Software, Inc. and, solely with respect to Article VIII and IX, Laurence R. Hootnick as Shareholder Agent and the U.S. Stock Transfer Corporation as Depository Agent.  Upon request of the Commission, we agree to furnish a copy of all omitted schedules to the Agreement, which are identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 27, 2005

WITNESS SYSTEMS, INC.

By:	/s/ Loren Wimpfheimer
	Name:	Loren Wimpfheimer
	Title:	Senior Vice President, Corporate
Development and General Counsel